Exhibit 10.3

AMENDMENT LETTER NO. 6

Globalstar, Inc. (the "Borrower")
461 South Milpitas Blvd.
Milpitas
CA 95035
United States of America
Attention: James Monroe III

Thermo Funding Company LLC ("Thermo")
1735 Nineteenth Street
Second Floor
Denver
Colorado 80202
United States of America
Attention: James Monroe III

29 March 2011

Dear Sirs,

Facility Agreement dated 5 June 2009 between the Borrower, BNP Paribas, Societe Generale, Natixis, Credit Agricole Corporate and Investment Bank and Credit Industriel et Commercial as the Mandated Lead Arrangers, BNP Paribas as the Security Agent and the COFACE Agent and the banks and financial institutions listed in Schedule I thereto as the Original Lenders as amended pursuant to the Amendment Letters (as defined below) (the "Facility Agreement").

1.	Introduction

( a )	We refer to:

(i)	the Facility Agreement;

(ii)	the first amendment letter to the Facility Agreement dated 29 June 2009 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement;

(iii)	the second amendment letter to the Facility Agreement dated 9 April 2010 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement;

(iv)
the third amendment and cancellation letter to the Facility Agreement dated 28 October 2010 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement ("Amendment No. 3 and Cancellation Letter");

(v)	the fourth amendment letter to the Facility Agreement dated 22 December 2010 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement; and

(vi)
the fifth amendment letter to the Facility Agreement dated 16 March 2011 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement ("Amendment Letter No.5"), such letters referred to in paragraphs (a)(ii) to (vi) (inclusive), together the "Amendment Letters".

(b)	In this letter (the "Letter"):

(i)	"US Licence" means the authorisations contained in the FCC Order (as defined below) granted by the FCC and as more particularly described in paragraphs 34 and 35 of the FCC Order; and

(ii)	"Authorised Investments", "Contingent Equity Release Date" and "Thermo Contingent Equity Account" shall have the meaning given to such terms in clause 1.1 (Definitions) of the Accounts Agreement.

(c)
Prior to the date of this Letter, the Borrower has delivered to the COFACE Agent a copy of the FCC Order dated 18 March 2011 (the "FCC Order") pursuant to which the FCC has conditioned the effectiveness of the US Licence to the registration of the new Satellites under the United Nations Registration Convention in accordance with the Applicable Laws of France (the "Relevant Condition").

(d)	The Parties acknowledge that:

(i)
such registration is not contemplated in the Facility Agreement as the Parties were not aware of the Relevant Condition at, or prior to, the date on which the Facility Agreement and the Amendment Letters were entered into; and

(ii)	the purpose of this Letter has, among other things, been prepared following the delivery of the FCC Order and to take account of the Relevant Condition.

(e)	Terms and expressions defined in the Facility Agreement shall, unless the context otherwise requires, have the same meaning when used in this Letter.

(f)	In the case of any conflict between the terms of this Letter and the terms of any other Finance Document, the terms of this Letter shall govern and control as between the parties to this Letter.

(g)	We write to you in our capacity as COFACE Agent under the Facility Agreement.

2.	Amendments

With effect from the execution of this Letter by all parties to it:

(a)	Amendment No.3 and Cancellation Letter shall be amended by deleting clause 4 (US Licence) of Amendment No.3 and Cancellation Letter in its entirety; and

(b)	Amendment Letter No.5 shall be amended by deleting clause 3 (US Licence) of Amendment Letter No.5 in its entirety.

3.	Representation — FCC Order

The Borrower represents to each Finance Party on the date of this Letter that the FCC Order attached as Schedule 1 (FCC Order) is a true, complete and accurate copy of the original.

4.	US Licence

(a)	The Borrower shall:

(i)	ensure that the US Licence is in full force and effect by no later than 31 August 2011 in relation to the first six (6) Satellites which have been the subject of a Launch (the "Permanent US Licence");

(ii)	deliver to the COFACE Agent, promptly following receipt thereof, any written evidence documenting that the Permanent US Licence is in full force and effect; and

(iii)
promptly following the Launch of any further Satellites and within the time periods prescribed by law, ensure the registration of such Satellites under the United Nations Registration Convention in accordance with the Applicable Laws of France and the FCC Order so as to ensure that the US Licence is in full force and effect with respect to such Satellites.

(b)
Promptly following the date on which the Borrower has confirmed that the Permanent US Licence is in full force and effect in accordance with paragraph (a)(i) above, the Borrower shall certify to the COFACE Agent that the Borrower is in full compliance with clause 21.1 (Compliance with Laws) of the Facility Agreement.

5.	Thermo Contingent Equity Account Cash Requirement

(a)	Subject to paragraph (c) below, Thermo shall ensure that:

(i)	no later than sixty (60) days from the date of this Letter (the "Relevant Date"); and

(ii)	at all times after the Relevant Date,

all amounts deposited in the Thermo Contingent Equity Account are funded solely in Cash (and not invested in any Authorised Investments).

(b)
Subject to paragraph (c) below, from the Relevant Date until the Contingent Equity Release Date, clause 16 (Authorised Investments) of the Accounts Agreement shall not apply with respect to Thermo and the Thermo Contingent Equity Account.

(c)
Paragraphs (a) and (b) above shall not apply if, prior to the Relevant Date, the Borrower has effected an Equity Issuance or has raised Subordinated Indebtedness, in each case, in an aggregate amount no less than twenty million Dollars (US$20,000,000).

6.	Payment of Waiver Fees

(a)	Subject to paragraph (d) below, the Borrower shall pay to:

(i)	the COFACE Lender (for the account of each Lender) a waiver fee in an amount equal to fifteen thousand Dollars (US$15,000) for each Lender; and

(ii)	the COFACE Agent (for its own account) a waiver fee in an amount equal to ten thousand Dollars (US$10,000),

(each fee, a "Waiver Fee") if after the date of this Letter any additional waivers and/or amendments (howsoever described) are required in respect of the Finance Documents.

(b)	Each Waiver Fee shall be due from the date on which the Borrower delivers the additional waiver and/or amendment request to the COFACE Agent and is payable within thirty (30) days of such request.

(c)	Each payment by the Borrower of a Waiver Fee shall be made in accordance with clause 31 (Payment Mechanics) of the Facility Agreement and the other provisions of the Finance Documents.

(d)
No Waiver Fee shall be payable with respect to a waiver and/or amendment requested by the Borrower in connection with any Financial Indebtedness proposed to be incurred by the Borrower in relation to the financing of:

(i)	Phase 3 Costs; and

(ii)	the "Radio Access Network and User Terminal Subsystem Contract" between the Borrower and Hughes, effective as of I May 2008,

provided that, the items referred to in paragraphs (d)(i) and (ii) are the subject of a single waiver and/or amendment request from the Borrower to the COFACE Agent.

7.	Default

Any failure by the Borrower to comply with this Letter shall constitute an Event of Default pursuant to clause 23.3 (Other Obligations) of the Facility Agreement (other than those obligations and/or provisions which if not complied with would result in an Event of Default under another sub-clause of clause 23 (Events of Default) of the Facility Agreement).

8.	Reservation of Rights

Nothing in this Letter shall constitute or be deemed to constitute a waiver of the rights of any Finance Party under any of the Finance Documents or any amendment of the Finance Documents except as expressly set out in Clauses 2 (Amendments), 4 (US Licence), 5 (Thermo Contingent Equity Account — Cash Requirement), 6 (Payment of Waiver Fees) and 7 (Default) above.

9.	Terms Incorporated

The provisions of the following clauses of the Facility Agreement are incorporated into this Letter, nnitatis mutandis, as if set out in this Letter with references to "this Agreement" being construed as references to this Letter: clause 35 (Partial Invalidity), clause 38 (Counterparts), clause 39 (Governing Law) and clause 40 (Enforcement).

10.	Finance Document

This Letter shall constitute a Finance Document.

11.	Confirmation

Each Obligor confirms in favour of the COFACE Agent that:

(a)	it hereby agrees to the terms and conditions of this Letter; and

(b)
notwithstanding this Letter, each Finance Document to which it is a party remains in full force and effect and the rights, duties and obligations of each Obligor are not released, discharged or otherwise impaired by this Letter.

12.	Third Parties Rights

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

We should be grateful if you would sign and return to us the enclosed copy of this Letter by way of your acknowledgement and acceptance of the contents of this Letter.

Yours faithfully,
/s/ Fabrice Pruvost     /s/ E. Galzy
For and on behalf of
BNP Paribas
as the COFACE Agent

/s/ Fabrice Pruvost /s/ E. Galzy BNP Paribas as Lender	/s/ Didier Tangley Société Générale as Lender
/s/ Arnaud Sarret /s/ Nelly Serkisian Natixis as Lender	/s/ Pascale Arnaud Crédit Agricole Corporate and Investment Bank as Lender
/s/ Michêle Patri /s/ Jaques-Philippe Menville Crédit Industriel et Commercial as Lender

Acknowledged and agreed For and on behalf of Globalstar, Inc. as Borrower /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011	Acknowledged and agreed For and on behalf of Thermo Funding Company LLC as Obligor /s/ James Monroe III By: James Monroe III Title: Manager Date: 29 March 2011
Acknowledged and agreed For and on behalf of GSSI, LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011	Acknowledged and agreed For and on behalf of Globalstar Security Services, LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011
Acknowledged and agreed For and on behalf of Globalstar C, LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011	Acknowledged and agreed For and on behalf of Globalstar USA, LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011

Acknowledged and agreed For and on behalf of Globalstar Leasing LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011	Acknowledged and agreed For and on behalf of Spot LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011
Acknowledged and agreed For and on behalf of ATSS Canada, Inc. as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011	Acknowledged and agreed For and on behalf of Globalstar Brazil Holdings, L.P. as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011
Acknowledged and agreed For and on behalf of GCL Licensee LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011	Acknowledged and agreed For and on behalf of GUSA Licensee LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011
Acknowledged and agreed For and on behalf of Globalstar Licensee LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 29 March 2011